Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            Getting Ready Corporation
                 (Name of Small Business Issuer in its Charter)

            Delaware                          7200                30-0132755
------------------------------- ---------------------------- -------------------
(State of Other Jurisdiction of (Primary Standard Industrial   (IRS Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                               8990 Wembley Court
                               Sarasota, FL 34238
                                 (941) 966-6955
          (Address and telephone number of principal executive offices and principal place of business)

                              Mr. Sheldon Rose, CEO
                               8990 Wembley Court
                               Sarasota, FL 34238
                                 (941) 966-6955
            (Name, address and telephone number of agent for service)

                                   Copies to:
                    The Law Office of James G. Dodrill II, PA
                            James G. Dodrill II, Esq.
                                5800 Hamilton Way
                              Boca Raton, FL 33496
                                 (561) 862-0529

                             ----------------------

                Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

                             ----------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).


                         CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM      AMOUNT OF
 TITLE OF EACH CLASS                   QUANTITY TO     OFFERING PRICE        AGGREGATE       REGISTRATION
 OF SHARES TO BE REGISTERED           BE REGISTERED     PER SHARE (1)     OFFERING PRICE         FEE
 --------------------------           -------------     -------------     --------------         ---
Common Stock,
$.0001 par value to be sold by
selling shareholders                  72,779,918      $        0.10      $7,277,991.80      $      778.75
                                      ----------      -------------      -------------      -------------
TOTAL                                 72,779,918      $        0.10      $7,277,991.90      $      778.75
                                      ==========      =============      =============      =============

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
--------------------------------------------------------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                       II

                                    PROPECTUS

                 SUBJECT TO COMPLETION, DATED DECEMBER 20, 2005


                        72,779,918 Shares of Common Stock

                            GETTING READY CORPORATION
         The Offering:

         This is our initial public offering. We are registering a total of 72,779,918 shares of our common stock all of which are being offered by selling shareholders and are being registered for sale at a price per share of $0.10 per share until our shares are quoted on the Over The Counter Bulletin Board maintained by NASDAQ and thereafter at prevailing market prices or in privately negotiated transactions.

         There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, which is maintained by NASDAQ, our common stock is not currently listed or quoted on any quotation service. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such quotation. Issuers are not charged a fee for this service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

              Proposed Trading Symbol: OTC Bulletin Board - "GTRC"

                        ---------------------------------

      Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 6 of this prospectus.

         We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                             ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             -----------------------

         The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is December 20, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary                                                            3
The Offering                                                                  4
Summary Financial Information                                                 5
Risk Factors                                                                  6
Forward-looking Statements                                                   12
Penny Stock Regulations                                                      13
Use of Proceeds                                                              14
Determination of Offering Price                                              14
Dividend Policy                                                              14
Management's Plan of Operations                                              15
Business                                                                     20
Management                                                                   30
Principal Shareholders                                                       30
Selling Shareholders                                                         33
Certain Relationships and Related Transactions                               34
Description of Securities                                                    35
Indemnification                                                              36
Plan of Distribution                                                         37
Legal Matters                                                                38
Experts                                                                      38
Where You Can Find More Information                                          39
Index to Financial Statements                                                F-1

         As used in this prospectus, the terms "we," "us," "our," "the Company," and "Getting Ready" mean Getting Ready Corporation, a Delaware corporation. The term "selling shareholders" means our shareholders who are offering to sell their shares of Getting Ready common stock that are being registered through this prospectus. The term "common stock" means our common stock, par value $0.0001 per share and the term "shares" means the 72,779,918 shares of common stock being offered through this prospectus.

                               PROSPECTUS SUMMARY

         Because this is a summary, you should read the entire prospectus. You should specifically consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.

         Getting Ready Corporation, was incorporated in Delaware on November 26, 2002. We intend to open Mother Supercare Centers in target areas across the United States. The Mother Supercare Centers will provide women who are planning to start a family, are pregnant or have recently had a baby, with a one-stop destination offering pregnancy, childbirth and parenting educational classes, nutritional counseling health and fitness classes and training and spa services, retail catalog and internet shopping for women's and infant's products related to pregnancy through the infant's first year of life. Emphasis will be placed on educating women about pregnancy, childbirth, and parenting, nutrition and the overall health, fitness and emotional well- being of themselves and their families from the time they decide to conceive through the infant's first year of life. Pampering spa services such as massages, facials, pedicures and manicures will be offered to enhance the woman's feeling of physical and emotional well-being. Educational and counseling services will be provided by expert licensed professionals, certified childbirth educators and lactation consultants.

         After the development and implementation of two model Centers, we intend to franchise the Mothers Supercare Centers concept. Our management ("Management") believes that there is a strong need for a new and innovative approach to providing the education, health needs, fitness training, emotional well-being, spa services, and women's and infant's products related to a woman's pregnancy, childbirth and the postpartum experience and the infant's first year of life. We have not generated any revenues to date and our activities have been limited to developing our plan of operations, including market research, and the selection of the location for our first two facilities. We will not have the necessary capital to develop our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

         Our executive office is located at 8990 Wembley Court, Sarasota, FL 34238. Our telephone number is (941) 966-6955.

                                  The Offering

Securities Offered                            72,779,918 shares of common stock,
                                              all of which are being offered by
                                              the selling shareholders; See
                                              "Description of Securities"

Common Stock Outstanding, before offering     72,779,918
Common Stock Outstanding, after offering      72,779,918

Proposed OTC Bulletin Board Symbol            GTRC

Use of Proceeds                               We will not receive any proceeds
                                              from the sale of common stock by
                                              our selling shareholders.

Dividend Policy                               We do not intend to pay dividends
                                              on our common stock. We plan to
                                              retain any earnings for use in the
                                              operation of our business and to
                                              fund future growth.

                          Summary Financial Information

The following is a summary of our audited Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Plan of Operations" section of this prospectus as well as with our audited Financial Statements and the notes therewith.

                                                    Year             Year
                                                   Ended            Ended
                                                September 30,    September 30,
                                                     2005             2004
                                                     ----             ----
Statement of Operations Data:
Total Revenue                                           0                0
                                                        =                =

Total Operational Expenses                        217,910          313,004
                                                  =======          =======

Net (Loss)                                       (230,800)         324,543)
                                                 ========          =======


Balance Sheet Data:
Cash and cash equivalents                             159
                                                      ===

Total current assets                                  159
                                                      ===

Total assets                                        8,356
                                                    =====

Total current liabilities                         245,384
                                                  =======

Total stockholders' deficit                     (237,028)
                                                =========

Total liabilities and stockholders' deficit         8,356
                                                    =====

                                  RISK FACTORS

      The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. The company's management believes that following risk factors discuss all material risks faced by the company. Please carefully consider these risk factors, as well as all other information in this prospectus.

         Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

We have very little operating capital and may be forced to file bankruptcy.
==========================================================================

         The growth of our business will require significant additional investment. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. As of September 30, 2005 we had a total of $159 in capital to use in executing our business plan. We are able to operate going forward solely because: (a) our executive officers, all of whom are significant shareholders of the company have agreed to not seek compensation until we have raised adequate funding and (b) our CEO and largest shareholder, Mr. Sheldon Rose has orally agreed to advance us funds to meet various expenses. We anticipate that unless we are able to raise net proceeds of at least $3,400,000 within the next twelve months that we will not be able to execute our business plan in a meaningful way. Due to our early stage of development, regardless of the amount of funds we raise, there is a substantial risk that all investors may lose all of their investment. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek protection from creditors under applicable bankruptcy laws. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues.

We have not commenced full operations and we may not be able to achieve or maintain profitability.
================================================================================

         We are a relatively young company and our proposed operations are subject to all of the risks inherent in such a business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.

         We expect to continue to incur operating losses in fiscal 2006, which ends September 30, 2006. If we do not achieve revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.

         We anticipate that in the future we will make significant investments in our operations, particularly to support our marketing activities and, that as a result, operating expenses are expected to continue to increase. We intend to make such investments on an ongoing basis, primarily from cash generated from operations and, to the extent necessary, funds available from financing activities. If net sales do not increase with capital or other investments, we are likely to continue to incur net losses and our financial condition could be materially adversely affected. There can be no assurance that we will achieve or sustain profitability on a quarterly or annual basis.

We have a history of operating losses and limited funds.
========================================================

         We have a history of operating losses. If our business plan is not fully executed as planned, we may continue to experience losses as we continue to invest in our core businesses. Our current financial resources are limited and are insufficient for execution and expansion of our business plan. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that such financing will be obtained. Nor can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

Our independent auditor has expressed doubts about our ability to continue as a going concern.
================================================================================

         We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and we have not achieved any revenues. These factors raise substantial doubt about our ability to continue as a going concern. Management's plans regarding our ability to continue as a going concern are disclosed in Note 2 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since our financial statements have been prepared assuming that we will continue as a going concern it may affect our ability to raise financing and/or obtain credit from vendors.
================================================================================

         We have received a report from our independent auditors for our fiscal year ended September 30, 2005 containing an explanatory paragraph that describes the uncertainty regarding our ability to continue as a going concern. The reasons for the going concern qualification are our lack of revenues and history of net losses, as well as the fact that at the time of the audit, we did not have access to sufficient committed capital to meet our projected operating needs for at least the next 12 months.

         Management's plans may not be successful or other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. In addition, the existence of the going concern opinion may make it more difficult for us to obtain additional financing or receive credit from vendors on acceptable terms.

We are dependent on the services of our President and the loss of those services would have a material adverse effect on our business.
================================================================================

         We are highly dependent on the services of Sheldon Rose our Chairman of the Board and President. Mr. Rose maintains responsibility for our overall corporate strategy. The loss of the services of Mr. Rose would have a material adverse effect upon our business and prospects. Without Mr. Rose's services we would likely not be able to execute our business plan unless and until we found a replacement with similar experience. There can be no assurance that we could find such a replacement or that if we did that we could persuade such individual to accept employment with us on acceptable terms, or at all. We do not currently have "key man" insurance on Mr. Rose and we do not anticipate purchasing such insurance in the near future, if ever.

Our executive officers along with our largest shareholder hold the voting power to greatly influence our affairs and may make decisions that do not necessarily benefit all shareholders equally.
================================================================================

         As of the date of this prospectus, our executive officers together own approximately 91.6% of our outstanding Common Stock. Consequently, they are in a position to greatly influence matters submitted for shareholder votes, including the ability to elect a majority of our Board of Directors and to exercise control over our affairs, generally.

You may not be able to buy or sell our stock at will and may lose your entire investment.
================================================================================

         We are not listed on any stock exchange at this time. We hope to become a bulletin board traded company. These are often known as "penny stocks" and are subject to various regulations involving certain disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want.


Our common stock is deemed to be a "Penny Stock," which may make it more difficult for investors to sell their shares due to suitability requirements.
================================================================================

         Our common stock is deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market of our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. Broker-dealers seeking to effect transactions in penny stocks are required to furnish customers with detailed information which among other things includes a clear statement of the risk of an investor losing their entire investment, the dealers' bid and offer price for the stock, the amount of compensation the dealer or any associated person will receive in the transaction and a monthly statement setting forth the identity and number of shares of stock held for the customer's account and the market value of such securities. In addition, the dealer must determine that the shares are suitable for the customer and receive a written affirmation from the customer that he has the requisite knowledge and financial experience to evaluate the risks of purchasing the shares. This could cause our stock price to decline and discourage dealers from engaging in transactions in our shares. Penny stocks are stocks:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 of less than $6.0 million for the last three years.

Our Management team consists of only three people and may not be sufficient to successfully operate our business.
================================================================================

We have only recently assembled our management team as a result of our relatively limited activities to date. In addition, we have only three management members, which may be insufficient to run our operations. As a result, we may be unable to effectively develop and manage our business and we may fail. Our CEO filed for personal bankruptcy in 2001, which may cause vendors to be reluctant to give us favorable credit terms. Sheldon Rose, our CEO filed for personal bankruptcy in 2001. He had guaranteed obligations of his company and infused much of his personal wealth in the business which was in the dot com industry. As a result of his bankruptcy certain vendors (especially those who would require a personal guarantee) may be reluctant to give us credit on favorable terms.

We are subject to government regulation and failure to comply with these regulations could result in our inability to offer some of the services that we intend to provide an in certain circumstances fines or penalties.
================================================================================

         Our operations and business practices will be subject to federal, state and local government regulations in the various jurisdictions in which our Mothers Supercare Centers will be located, including:

      o     general rules and regulations of the Federal Trade Commission (the

            "FTC"), state and local consumer protection agencies and state statutes that prescribe provisions of membership contracts and that govern the advertising, sale, financing and collection of membership fees and dues; and

      o     state and local health regulations;

         Our failure to comply with these statutes, rules and regulations may result in our inability to offer some of the services that we intend to provide and in certain circumstances fines or penalties.

The Company could face lawsuits in its business.
===============================================

         The Company may be subject to claims and lawsuits from time to time arising from the operation of its business, including claims arising from accidents or from the allegedly negligent provision of massage therapy services. Damages resulting from and the costs of defending any such actions could be substantial. Although the Company may face personal injury claims, professional liability claims and other business-related claims including, but not limited to, claims related to the allegedly negligent provision of massage therapy services. There can be no assurance that the Company will be able to obtain and maintain proper insurance coverage, or that it will ultimately prove to be adequate.

There has never been a market for our common stock.
==================================================

         Prior to this offering, there has been no public trading market for our common stock and there can be no assurances that a public trading market for the common stock will develop or, if developed, will be sustained. Although we hope to be accepted for quotations on the Over the Counter Bulletin Board which is maintained by NASDAQ, there can be no assurance that a regular trading market will develop for the common stock offered through this prospectus, or, if developed, that it will be maintained. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such quotation. Issuers are not charged a fee for this service.

We have arbitrarily determined the offering price. Accordingly, the price you pay may not accurately reflect the value of our common stock and you may not be able to sell the common stock for at least the offering price or at any price at any time.
================================================================================

         We have arbitrarily determined the offering price of the common stock because there is no market for any of our securities. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time.

There is no assurance of future dividends being paid.
====================================================

         At this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our board of directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions.

                           FORWARD-LOOKING STATEMENTS
                           --------------------------

This prospectus includes forward-looking statements that involve risks and uncertainties regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing and future economic performance. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus. You should not rely on these forward-looking statements that apply only as of the date of this prospectus. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate," "could," "feel," "believes," "plan," "should," "will" and other similar expressions to identify forward-looking statements. In addition, any statements concerning future financial performance, ongoing business strategies or prospects and possible future Company actions that may be provided by management are also forward-looking statements as defined by the Act. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Penny Stock Regulations

         We are not listed on any stock exchange at this time. We hope to become a bulletin board traded company. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

         Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of securities being offered by our selling shareholders.

                         DETERMINATION OF OFFERING PRICE

         Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

                                 DIVIDEND POLICY

         It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, our financial condition, our capital requirements and other factors that the board of directors may think are relevant.

                         MANAGEMENT'S PLAN OF OPERATION

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS "ANTICIPATED," "BELIEVE," "EXPECT," "PLAN," "INTEND," "SEEK," "ESTIMATE," "PROJECT," "WILL," "COULD," "MAY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT THE COMPANY'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

The following discussion and analysis of our financial condition and plan of operations should be read in conjunction with our financial statements and related notes appearing elsewhere herein. This discussion and analysis contains forward-looking statements including information about possible or assumed results of our financial conditions, operations, plans, objectives and performance that involve risk, uncertainties and assumptions. The actual results may differ materially from those anticipated in such forward-looking statements. For example, when we indicate that we expect to increase our product sales and potentially establish additional license relationships, these are forward-looking statements. The words expect, anticipate, estimate or similar expressions are also used to indicate forward-looking statements.

OVERVIEW

         To date our operations have been limited to the development of our business plan, the selection of the sites for our first two Mothers Supercare Centers, research on the products and services that we intend to offer at the centers and the formation of our management team. Although our operations have been limited, we believe that there is a demand for the type of products and services that we intend to offer. Our strategy is to capture and keep the female customer from the time she decides to start a family through the early years of her infant's life by selling related products and providing continued service throughout that entire time period.

PLAN OF OPERATIONS

         Because we have not recorded any revenues to date and we did not have any access to Committed financing, we have prepared our financial statements with the assumption that there is substantial doubt that we can continue as a going concern. Our ability to continue as a going concern is dependent on our ability to affect our Plan of Operations and thus derive revenues from operation and our access to financing. We have had conversations with several investment banking firms that have indicated that when our common stock is trading on the OTC Bulletin Board, as to which there can be no assurance, that they may be willing to arrange financing on our behalf. There can be no assurance that such financing will be offered or if offered that it will be on acceptable terms.

         During the next 12 months, we intend to establish one Mothers Supercare Center and achieve 80% completion of the second center. The Center will be developed to provide an environment that sparks customer interest, excitement and loyalty. The Company will utilize consultants to create this retail brand experience from strategy, design, branding and architecture. The Center will consist of an education area, fitness area, spa services area, retail area and a socialization area.

         We intend to raise additional funds to finance the construction and initial staffing of the two centers. There can be no assurance that such financing will be available or if available on what terms such financing will consist. We believe that we will be able to derive revenues from the following packages offered to our clients.

         Educational classes in areas such as: childbirth education, prenatal and postnatal programs; fitness training classes for prenatal and postnatal women; spa services, the retail sale of products for expectant mothers and infants offered in our centers via our catalog and on our web site.

         We intend to charge new customers a registration fee to join a Mothers Supercare Center, as well as a monthly fee to maintain their membership privilege. Certain of our classes will require an additional fee to participate. In addition, we expect to derive revenues by offering traditional spa services such as massages and beauty treatments which services will specifically be designed for the prenatal and postnatal woman.

         Once our first two Mothers Supercare Centers are established, we intend to offer others the opportunity to franchise our name and concept. In addition, to paying an upfront franchise fee and a percentage of profits, franchisees will be required to purchase our products and services creating an additional source of revenue.

         We intend to achieve a customer base by targeting hospitals, obstetricians and gynecologists, pediatricians, lactation consultants, registered nurses and mid-wives, birthing centers, doulas, infertility centers, pre-school centers, childcare centers, religious institutions, corporations and retail establishments within a 30 mile radius of our Centers. We intend to hire sales representatives to visit such establishments and distribute advertising and promotional literature at such places. We also intend to advertise through a variety of mediums, including, but not limited to, local newspapers, local radio and television stations, through trade journals, mass mailings and our web site.

         A significant portion of our activities to date is centered around determining the sites for our first two Mothers Supercare Centers. We have chosen the two proposed sites by utilizing our marketing research databases. The first two centers will be located in or around the town of Weston in Broward County, Florida and the Monmouth/Ocean/ Middlesex County areas of New Jersey. These two centers met our demographic criteria. We expect that the Centers will occupy approximately 8,000 square feet.

         We intend to sell products designed for the expecting or new mother, as well as infant/toddler items. These products will be sold through three channels- at the Mother Supercare Center, in our catalogue or on our web site. Products that we expect to offer at our store, as well as in our catalogue and web site include maternity and infant products, nutritional, health and beauty products, and items regarding fitness and physical and emotional well being.

         Some products to be sold at our centers will be purchased directly from vendors and will be held as inventory. Because we desire to reduce the need for significant expenditures on inventory, other products will be available to us and our customers on a drop-ship basis from selected manufactures. We intend to publish a catalogue of all products that we offer in our Center and through our web site. This catalogue will be distributed through our centers, doctors' offices, hospitals, and direct mail. The catalogue will also provide articles that would contribute to the educational process for the women and their families.

         To date our operations have been extremely limited and we have not yet derived any revenues. Our primary costs have been for the purchase of equipment and web site development, as well as professional fees and expenses. We have developed approximately 40% of our educational curriculum. Our efforts continue in developing prenatal and postnatal curriculum. We have established approximately 20% of our retail program and continue to seek out products and services that we believe will be desired. We have spent approximately $27,000 on the development of our web site (mothersbaby.com). We believe that approximately 15% of the web site program has been completed. We estimate the planned website to be completed in the 6th month, and will require an additional $50,000 plus $10,000 for center #2 totaling $60,000. We also have taken certain steps in developing our catalog. Approximately 10% of such program has been completed under the name "New Life." Since inception, we have incurred a net loss of approximately $588,528.

         We believe that it will cost approximately $4.25 million to open the two centers. These costs will include initial construction costs, rent, the purchase of equipment and the limited purchase of inventory for sales at the Centers and via our catalog and web site. We estimate that the first center will cost approximately $2.5 million and the second center will cost $1.75 million. The difference in the costs relate to the fact that the first center will absorb all management compensation and other non-recurring expenses. We intend to devote approximately $450,000 to marketing and branding activities. We also have budgeted approximately $650,000 for wages and consultant's fees. We also expect to obtain liability insurance once we begin the operations of our centers. This will be part of the money allocated to working capital. We will not be obligated to pay any wages and we will not incur any consulting expenses until the Company has adequate financing. There can be no assurance that we will be able to secure financing or if offered that it will be on terms acceptable to us. In the event that we are unable to secure adequate financing we will not be able to develop the centers.

         Over the next 12 months we expect to expend approximately $3,800,000 on our operations. The following table estimates our costs to open the two centers:

                                                    Center 1          Center 2*
                                                   ----------         ----------
Marketing and branding activities                  $  450,000         $  300,000
Wages and consulting fees                             650,000            300,000
Rent                                                  300,000            300,000
Computers/Network                                      60,000             30,000
Web Design/Hosting                                     50,000             10,000
Inventory                                              60,000             60,000
Equipment                                             200,000            200,000
Fixtures                                              100,000            100,000
Working Capital                                       630,000            450,000

                                                   $2,500,000         $1,750,000

* Center #2 will require only $1,300,000 in the next 12 months and will only be 80% complete

Total 12 month requirement $3,800,000

         Until we open the first center and begin to generate revenues we will have no source of funds. We hope to obtain additional financing but there can be no assurance that such financing will be available to us.

Liquidity and Capital Resources

         To date we have funded our operations from loans from the Company's Chief Executive Officer and his family. These loans, which are unsecured total approximately $170,810 and bear interest at 12% per annum and are due in December 2005. If we are unable to obtain additional financing at the time such loans become due our CEO and his family will wait until it is accessible to require repayment. We intend to use proceeds from any financing to repay these loans. Our CEO has indicated that he will continue to make advances on behalf of the Company but does not intend to make advances in an amount that will be sufficient to develop the centers.

         To date, we have incurred substantial losses, and will require financing for working capital to meet our operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future, which we will seek. There can be no assurance that such financing will be available.

         We are dependent on external financing to fund our operations. Although, we intend to seek financing no assurance can be given that such financing will be available in sufficient amounts or at all when needed.

         The Company believes that it will require approximately $4,000,000 in financing and that coupled with revenues from the operations of the first center and to a lesser extent, the second center when opened, will be sufficient to fund its operations for next 24 months.

Critical Accounting Policies

The critical accounting policies followed are:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         We believe that the following critical policies affect our more significant judgments and estimates used in preparation of our financial statements.

         The Company's financial instruments include cash, accounts payable and notes payable. The carrying amounts of these financial instruments approximate their fair value, due to the short-term nature of these items. The carrying amount of the notes payable approximates their fair value due to the use of market rates of interest.

         Furniture and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives, principally three to five years. Accelerated methods are used for tax depreciation. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When furniture and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

         The Company has incurred deferred offering costs in connection with raising additional capital through the sale of its common stock. These costs have been capitalized and will be charged against additional paid-in capital should common stock be issued for cash. As of September 30, 2005, no proceeds had been realized from the current offering and the costs incurred were charged to operations.

Impact of Recently Issued Accounting Pronouncements

         During May 2005, the Financial Accounting Standards Board issued Statement No. 154, "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3". This statement requires retrospective application to prior periods' financial statements of voluntary changes in accounting principals and is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, which would be the fiscal year ended September 30, 2007 for Getting Ready Corporation.

         On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the second quarter of fiscal year 2006. Management is currently in the process of assessing the implications of this revised standard.

                                    BUSINESS

Introduction

         Getting Ready Corporation, was incorporated in Delaware on November 26, 2002. We intend to open Mother Supercare Centers in target areas across the United States. The Mother Supercare Centers will provide women who are planning to start a family, are pregnant or have recently had a baby, with a one-stop destination offering pregnancy, childbirth and parenting educational classes, nutritional counseling health and fitness classes and training and spa services, retail catalog and internet shopping for women's and infant's products related to pregnancy through the infant's first year of life. Emphasis will be placed on educating women about pregnancy, childbirth, and parenting, nutrition and the overall health, fitness and emotional well- being of themselves and their families from the time they decide to conceive through the infant's first year of life. Pampering spa services such as massages, facials, pedicures and manicures will be offered to enhance the woman's feeling of physical and emotional well-being. Educational and counseling services will be provided by expert licensed professionals, certified childbirth educators and lactation consultants.

         After the development and implementation of two model Centers, we intend to franchise the Mothers Supercare Centers concept. Our management ("Management") believes that there is a strong need for a new and innovative approach to providing the education, health needs, fitness training, emotional well-being, spa services, and women's and infant's products related to a woman's pregnancy, childbirth and the postpartum experience and the infant's first year of life. We have not generated any revenues to date and our activities have been limited to developing our plan of operations, including market research, and the selection of the location for our first two facilities. We will not have the necessary capital to develop our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See "Management's Discussion and Analysis Plan of Operations" and "Liquidity and Capital Resources".

         The following description of our business is intended to provide an understanding of our company and the direction of our strategy.

Strategy and Products and Services

         We believe that there is a strong need for a new and innovative approach to providing the educating health needs, fitness training, emotional well-being, spa services, and women's and infant's product related to a woman's pregnancy, childbirth and the postpartum experience and the infant's first year of life. Mothers Supercare Centers are intended to be a convenient one-stop center for all of the needs of women from pregnancy through postpartum and the needs of infants through the first year of life.

         Through our planned Mother Supercare Centers, we intend to create a caring and stress-free learning environment that combines education services, health and fitness services, and emotional well-being spa services with the ability to purchase products designed especially for women who are in any phase of the childbearing process from planning a family through the newborn's first year of life. The Mothers Supercare Centers will be safe, relaxing and convenient facilities that pamper and cater to woman's physical, mental and emotional needs from pregnancy through the infant's first year of life. There will also be the convenience of shopping with the knowledge that only the safest and most highly recommended products for her and her infant will be available for sale.

         The first step in keeping a baby and its mother safe is careful selection of products. We will make purchasing decisions while keeping safety in mind. The Juvenile Products Manufacturers Association (JPMA) has developed a unique Certification Program that has been guiding parents for more than 20 years. The American Society for Testing Materials (ASTM), a highly regarded non-profit Organization publishes the voluntary standards used in the JPMA Certification Program. Industry members work together with the U.S. Consumer Product Safety Commission, consumer groups and other interested parties to develop the standards. We will offer products that are compliant with ASTM and JPMA certification standards.

         Mr. Rose, our CEO, was previously on such a certification committee with the JPMA in conjunction with ASTM and CPSC on the Certification of crib bumper string (cord) lengths. Future plans will be to designate an executive of ours to be a part of such a committee.

         We will check daily product recalls and safety news from the Consumer Product Safety Commission web site http://www.cpsc.gov and will react accordingly.

         We will check with Consumer Reports Magazine and other Journals to access safety news and trends.

         We will hire only the most qualified professional staff. All registered nurses, physical therapists, massage therapists, and estheticians will be licensed by the State. All childbirth educators, lactations consultants and pregnancy and postpartum fitness professionals will be certified. Hiring the most qualified professional staff will increase safety and decrease risks for the woman. In addition, special attention will be given to increasing the woman's safety through the architectural design of the center, eg. no stairs and installation of a well-padded floor in the concierge area.

         We intend to engage certified childbirth educators and lactation consultants to provide on-site instructional services and educational expertise. Yoga Masters, licensed professional masseuses, nutritionists, licensed estheticians, as well as licensed physical therapists and certified fitness instructors will be engaged to provide their specific services. Our goal is to capture the consumer from planning a family through birth and beyond for a minimum of twelve (12) months. During a pregnancy and immediately after the birth of a child, new parents spend substantial amounts of time with childbirth educators and maternity nurses seeking information on healthcare issues, the birth process and infant care. The Mothers Supercare Centers are intended to be a place where new and expecting mothers can connect, communicate and share their concerns and issues related to pregnancy, parenting and infant care with professionals and their peers.

         We intend to offer a wide variety of educational and fitness and spa services with varying fees. We believe that these fees will be both affordable and competitive in terms of the quality and variety of services provided at the Centers. New customers will be charged a registration fee upon admission and a monthly fee each month to maintain their membership privilege.

         We intend to develop our reputation by placing heavy emphasis on our licensed/certified professional staff, expert consultants, and to dispense extensive and the most up-to-date information and pre-natal, post-natal and infant care products available for women and their infants today.

         We intend to offer the customer numerous options and choices for services and products, as well as educational counseling. We will offer educational information and counseling in areas ranging from achieving conception through issues related to the expectations during the first year of a newborn's life. We will advise mothers on exercise and proper fitness, prior to and during pregnancy, childbirth and the postpartum periods, and proper nutrition and diet. Areas of education will also include holistic and complementary health care alternatives in additional to traditional healthcare, yoga and meditation as well as traditional exercise, strength training, and pre and post natal exercise classes.

         Each Mother Supercare Center will have an area for fitness training and spa services, designed specifically for the pregnant or postpartum woman. While there are a few health clubs that provide some fitness training, with some modifications, for women during pregnancy, this is not their main focus of training. There are several large fitness centers that cater to fitness and weight loss clients, but not specifically pregnant or postpartum women. Many women are reluctant to work out at a regular fitness center because of their changing bodies during pregnancy and their altered shape during the postpartum period. Also, most regular fitness centers base their training for the pregnant or postpartum woman on their usual training programs with only some modifications. The Mother Supercare Center will offer safe and appropriate fitness programs designed specifically for the pregnant and postpartum woman taught by certified fitness educators who are experts in the pregnancy and postpartum fitness area. Upon joining the Center, the woman will meet with a fitness counselor who will develop a personalized fitness program for the woman which emphasis the proper physical exercises for childbirth, as well as guidance on the best way to lose weight after pregnancy and regain muscle tone. This personalization may evolve into offering personal training services for an additional fee.

         We intend to sell products designed for the expecting or new mother, as well as infant/toddler items. These products will be sold through three channels
- at the Mother Supercare Center, in our catalogue or on our web site. Products that we expect to offer at our store, as well as in our catalogue and website include maternity and infant products, nutritional, health and beauty products, and items regarding fitness and physical and emotional well-being.

         Some products to be sold at our centers will be purchased directly from vendors and will be held as inventory. Because we desire to reduce the need for significant expenditures on inventory, other products will be available to us and our customers on a drop-ship basis from selected manufacturers. We intend to publish a catalogue of all products that we offer in our Center and through our website. We currently have no material arrangements with third parties. This catalogue will be distributed through our centers, doctors' offices, hospitals, and direct mail. The catalogue will also provide articles that would contribute to the educational process for the women and their families.

         We intend to maintain an Internet web site. The "Getting Ready" website will be intended to (a) provide a forum for offering educational information to Mothers Supercare Center members, (b) offer a means of communication about our Mother Supercare Center class schedules, class descriptions, and description of fitness and spa services available and (c) generate revenue through retail e-commerce services. The web site will offer the following sections:

      Education - Members of the Mothers Supercare Center will be able to use the Company's website to go online and access information and articles that will support the educational programs taught at the Mothers Supercare Center.

      Ask an Expert - The members of the Mothers Supercare Centers will be able to ask questions and receive information and advice from expert physicians, registered nurses, certified childbirth educators and lactation consultants, registered physical therapists, licensed estheticians and a host of other specialists during the prenatal and postpartum period through the infants first year of life.

      On-line Communities (Chat Rooms) - There will be scheduled chats on specific topics (such as "Discomforts of Pregnancy" or "Is there Life after Childbirth: Coping during the Postpartum Period?" as well as an Open Chat Room where members of the Mothers Supercare Centers will be able to go online and discuss with other members (within the center and other centers) personal experiences during the prenatal, postnatal and parenting periods.

         We intend to offer companies in the prenatal and postpartum market the opportunity to advertise in our catalogue and on our website. We believe that we will be a desired medium for these companies with our focused customer and built in Mother Supercare Center membership list.

         By obtaining, analyzing and using the information obtained from our customer base, we will be able to refine program offerings and provide better services to our customers. Also, our knowledge about a given customer will enable us to provide timely and demographically targeted news and information. For example, just prior to when a child is learning to walk, we can send an e-mail to the parents offering educational and product offerings that will enhance that child's ability to perform such a task. In addition, spa specials and other promotions will also be included in the e-mail.

Our Planned Mothers Supercare Centers

         We have identified the geographical areas for our first two Mother's Supercare Centers. We utilized the GEO Marketing Research database to select areas with the desired demographics. The search combined a variety of database, including the U.S. census Bureau 2000 Database, the Fertility of American Women June 2000 Database, The American Hospital Association Database and the Lamaze Childbirth Educator Database. We targeted an area with a relatively high per capita income, a young well educated population, which is within relative proximity to busy obstetrical hospitals.

         We intend to establish one of two Mothers Supercare Centers in or around the Town of Weston in Broward County, Florida. Not only does the area meet our demographic criteria, but it is within close proximity to our corporate office. This close proximity will enable Management to provide hands on attention to every detail of the development of the first center. It will also allow Management to leverage off of their own reputations in the community.

         In order to determine a specific site for the Center in the Weston area, the following is needed: identify commercial areas that are easily accessible within the area and that have plenty of parking, and evaluate traffic flow on interstates and roads leading to site. This will be best accomplished working with the Chamber of Commerce in the area and commercial real estate agent.

         New Jersey was selected as an area for the second center. In 2002 according to the U.S. Department of Commerce, New Jersey had the second highest per capital personal income in the United States. Also according to the U.S National Vital Statistic data in 2002, New Jersey is one of the ten States that have the highest number of births in the United States and it is densely populated. Management Selected Middlesex/Monmouth/Ocean counties as the site for the second center because these counties had several major obstetrical hospitals, the largest numbers of births within a 30 mile radius, and it is one of the wealthiest areas in the State

         Management estimates that the cost of developing and/or opening its first Mothers Supercare Center will be approximately $2,500,000. We believe that it will take approximately nine months to open our first center.

The Market

         According to the National Center for Health Services, there are slightly more than four (4) million babies born each year in the United States, which translates into approximately four (4) million mothers, Management estimates that of the four (4) million new mothers each year, three (3) million attend some type of childbirth education classes (prenatal/postpartum). Additional information, which we believe would contribute to a strong need for our services is that according to the International Health Racket & Sports club Association Trend Report 52% of health club members are women. 18-34 year-olds Comprise 11.5 million members and are the traditional main stay of the health club industry. In a 2003 survey of adults 18 years old or older about massage by the Opinion Research Corporation, 99% of 18 - 24 year olds and 95% of 25 - 34 year olds agreed that massage can be beneficial to health. Management believes that this information supports our belief that pregnant and postpartum women will seek our massage services.

         According to the "Planning for Baby" document from Virginia Polytechnic Institute, the minimum average expenditure for baby related items during pregnancy is $6,200. The US Department of Agriculture estimated that the expenditure for baby related items from birth to one year of age ranges from $9,510 (middle income) to $14,100 (upper income). Based on these figures, the average expenditures per family required from pregnancy to one year after birth for baby related items ranges from $15,710 to $20,300 for our target market (middle and upper income mothers). In addition, maternity apparel is a $1.2 Billion market, according to Mother's work. This averages to an expenditure of $300 per women for maternity clothes.

Sales and Marketing

         We intend to employ sales representative who will visit hospitals, private offices of obstetricians, gynecologists, pediatricians, lactation consultants, registered nurses, certified nurses, mid-wives, birthing centers, doulas, infertility centers, pre-school centers, childcare centers, religious institutions, corporations and retail establishments within a 30 mile radius of the Mothers Supercare Center. They will distribute advertising and promotional literature and enlist professional support in providing referrals to the Centers.

         We intend to advertise in local journals, media advertising through local newspapers, radio and television stations, organize seminars at our center and other locations, conduct mass mailings, contact corporate human resources departments and utilize our website and catalog for marketing purposes. We will also seek to become a key player in the community for worthwhile causes thus increasing our reputation and visibility. We will also seek to enter into strategic arrangements with businesses that we feel are complementary to our mission and synergistic to our business.

         We believe that with our unique all in one concept and the reputation of Dr. Francine Nichols, our Executive Vice President of Education and Services, we will also engender interest from the local press in areas where we are opening centers.

Franchising

         Once we have established consumer awareness of our Mothers Supercare Centers, we intend to offer franchise opportunities for others to duplicate the Mothers Supercare Concept. In exchange for a franchising fee and a percentage of profits we will allow the franchises to utilize the Mothers Supercare Center name and concept. We will assist the franchise in choosing a specific location within their territory, the design of the center and in the hiring of employees and retention of the appropriate consultants and therapists. We will also allow their members to utilize our website and provide them access to our educational bulletins. We believe that in addition to providing revenue, franchising will increase the public's awareness of the Mothers Supercare Centers' concept.

         The projected market for franchisees will be comprised of Entrepreneur/Individuals who are currently already in one segment (such as education, retail, fitness or spa area) of the prenatal and postpartum area. These individuals are already knowledgeable about specific aspects of the prenatal and postpartum areas and are also potential franchisees. This could be hospital or other maternal-child agencies, healthcare, professionals, retail stores who specializes in maternal and infant health products, or a spa or fitness agency that already has prenatal and postpartum classes or training. This approach will decrease risk because franchisees will already be successful in providing resources and product to expectant and new parents in a specific area. Training will be provided by us to increase franchisees knowledge and skills.

         We will implement the following controls to provide uniformity and consistency of franchisees. These controls will also decrease risk. The controls are:

      * All educators (prenatal, postpartum, fitness) must have at least 2 years of experience and must be currently national certification by a leading certification organization in their specialty area. For example, Lamaze childbirth educators must be certified by the Lamaze International Association.

      * All spa treatment staff must have at least 2 years of experience and must be currently certified by a leading national certification organization in their specialty area and training in the pregnancy and postpartum area.

      * All fitness experts must have at least 2 years of experience and must be currently certified by a leading national certification organization in their specialty area and training in the pregnancy and postpartum areas.

      * Curriculum for each type of education classes will be developed by Dr. Nichols and staff and franchisees must use the approved curriculum for teaching classes. Only specific classes approved by Getting Ready can be taught by franchisees.

      * Four manuals with policies and procedures related to a specific area will be developed:

                    Merchandising/Marketing
                    Operations
                    Personnel/Human Resources
                    Sales

      * Franchisees must follow these manuals in developing, conducting and evaluating business activities.

      *     Franchisees must have their site pre-approved by us

      * Franchisees must follow design and appearance standards that were developed by us

      * Only certain services and product may be offered for sale by franchisees

      *     Franchisees must follow certain methods of operation

      *     Franchisees must purchase products and services from us.

Competition

         Almost all of competitors and potential competitors presently have considerably greater financial and other resources, experience and market penetration than us. Management believes that we may be able to distinguish GRC by consolidating the fragmented industry and by providing a comprehensive center that addresses the total needs of women and their families. We believe that no company currently provides the scope of products and services that we intend to offer. We will hire only the most qualified professional staff. All registered nurses, physical therapists, massage therapists and esthesticians will be licensed or registered by the State. All childbirth educators, lactation consultants and pregnancy and postpartum fitness professionals will be certified. This will increase the quality of the services provided and decrease our risks related to competitors as their hiring standards vary widely. Management believes that we will be the only company to provide all services-education, fitness, spa services and products-at one location while our competitors offer only certain aspects (usually one) such as education, fitness or products.

Our competition may include, but not be limited to, the following:

         Retail Stores: Retail stores include maternity shops and infant stores, infant/juvenile stores, health food centers, sporting goods outlets, and beauty/spa supply outlets. Maternity shops focus primarily on providing maternity clothes and accessories for pregnant women. Infant stores such as Babies R' Us, Toys R' Us, etc. provide only products for infants. Large stores such as Walmart, Target and department stores provide products for pregnant women and infants in separate departments. Management does not know of any retail store that provides prenatal and parenting educational services and counseling, and fitness center and spa services.

         Prenatal and Parenting Education: Prenatal and parenting education is provided primarily by hospitals and independent childbirth educators and lactation consultants. A few hospitals provide limited lactation supplies through their maternity units. Women usually attend the classes that are recommended by their obstetrician because finding classes can be difficult. Individual fee based counseling or educational services are not a part of the typical prenatal and parenting education programs. The major competitor is Lamaze, a non-profit organization that teaches only their own method and are not opened to other methods which differentiates us from them. Their environment is generally cold and sterile. They do not offer retail products and do not have a fitness or spa services.

         Counseling Centers: Psychological, prenatal through postpartum and parenting counseling services are provided by licensed independent healthcare professionals nurses, physicians, social workers and psychologists. Women and their families depend on referrals from professionals, family and friends in order to find licensed professionals that may meet their needs. Many do not get help that is needed because of the difficulty in finding someone who can help them with their specific problem.

         Fitness Centers: The major competitors are two (2) womens fitness centers, "Curves for Women" and "Shapes for Women". Both of these centers do not specialize in the prenatal and postnatal period. They are not in the retailing childbirth education or spa services industry. While there are a few health clubs that provide some training for women during pregnancy, this is not the main focus of any of these centers. Training during the postpartum period is usually based on the usual fitness training with only some modifications. There are several large fitness centers that cater to fitness and weight loss. Many women are reluctant to work out at a regular fitness center because of their changing bodies during pregnancy and their altered shape during the postpartum period. Also, most regular fitness centers use their regular training programs with only some modifications for pregnant and postpartum women rather than programs designed specifically for the pregnant and postpartum woman.

Spa Services

         There are no major competitors in this field. However, every major city and town has some form of a Spa facility. None of these Facilities specialize in the prenatal, postnatal arena and do not have the full services we do.

Intellectual Property Rights

         We intend to file a trademark for "Mothers Supercare Centers." To our knowledge there is no other party who has filed a trademark on the name "Mothers Supercare Centers."

Employees


         As of the date of this prospectus we have three full time employees. We have entered into employment agreements with our Chief Executive Officer (Mr.
Rose), our Executive Vice President for Education and Services (Dr. Francine Nichols) and our Executive Vice President for Marketing (Lori Majeski), which agreements are effective upon the receipt of proper funding. Each of these three will be full time employees of ours. Our future success depends in significant part upon obtaining and retaining highly qualified, key operational and management personnel.

         Competition for such personnel is intense, and there can be no assurance that we can retain our future employees or that we can assimilate or retain other highly qualified personnel in the future.

Government Regulation

         Our operations and business practices will be subject to federal, state and local government regulations in the various jurisdictions in which our Mothers Supercare Centers will be located, including:

      * general rules and regulations of the Federal Trade Commission (the "FTC"), state and local consumer protection agencies and state statutes that prescribe provisions of membership contracts and that govern the advertising, sale, financing and collection of membership fees and dues; and

      *     state and local health regulations;

         The products marketed in our retail center require no governmental approvals by us.

         We will hire only the most qualified professional staff. All registered nurses, physical therapists, massage therapists, and estheticians will be licensed or registered by the State. All childbirth educators lactation consultants and pregnancy and postpartum fitness professionals will be certified. these professionals have obtained their licenses and or certifications prior to working for the company, therefore no waiting time is required. Hiring the most qualified professional staff will increase safety and decrease risks for the woman. In addition, special attention will be given to increasing the woman's safety through the architectural design of the center, e.g. no stairs and the installation of a well padded floor in the exercise room.

         We believe we have structured our operations in a manner that they will be in material compliance with all applicable statutes, rules and regulations. Our failure to comply with these statutes, rules and regulations may result in fines or penalties.

LEGAL PROCEEDINGS

         We are not party to any material legal proceedings, nor to the best of our knowledge is any such proceeding threatened against us. Our Chief Executive Officer, Sheldon R. Rose filed for personal bankruptcy in 2001. The reasons that necessitated Mr. Rose's filing were large amounts of capital that he infused into his company, The Rose Group Corporation and his personal guarantee of liabilities of the Rose Group Corporation.

DESCRIPTION OF PROPERTY

         We do not own any real property. Our principal office facility is presently located at 8990 Wembley Court, Sarasota, Florida 34238, on premises owned by our CEO, Sheldon Rose. We are not presently incurring any rent or other expenses associated with this space. Our President has orally agreed to supply this space until we receive funding sufficient to support rent of other space. We anticipate relocating to other office space within 60 days of receipt of funding. If we require additional time to locate offices our president will continue to supply this space until such time arises that we can find office space at a low cost. There can be no assurance that we will ever receive sufficient funding to allow us to relocate to other office space. Additionally, we do not yet have any specific agreements for the development of our initial Mothers Supercare Centers.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND/FINANCIAL DISCLOSURE.

         We have had no disagreements with our accountants on accounting and financial disclosure.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

       Our directors, executive officers and key employees are as follows:

                                                                        Director
Name                  Age    Position                                     Since
----                  ---    --------                                     -----
Sheldon Rose          67     Chairman, CEO & President                    2002

Francine Nichols      69     Executive Vice President of Education
                             & Services and Director                      2002

Lori Majeski          53     Executive Vice President for Sales
                             & Marketing and Director                     2002


         The Company's board has not established any committees such as executive, audit, nominating, compensation or governance committees.

         We have a board of directors consisting of three directors. Listed below is certain information concerning those who will serve as our directors and executive officers. No director has been designated as the financial expert on the Board. Each of our executive officers is under contract to start full time employment upon the date the Company's shares begin trading.

         Mr. Rose is a founder of GRC and has served as our Chief Executive Officer since inception. Mr. Rose has had extensive business experience with American Machine & Foundry Co. (1960-1964) where he completed his services as the Manager of Long Range Planning for the Aerospace General Engineering Division. Mr. Rose also worked for Cutler Hammer Corporation in Sales Management from 1964-1968.

         From 1969-1972, he was Vice President of Marketing for Computer Solutions, Inc., a computer time-sharing company offering services to accountants, distributors and small to medium size business organizations. From 1972-1975, he was Corporate Acquisition Marketing Manager for Teleprocessing Industries, a division of the Western Union Company. From 1975-1982, he was President of Ambassador Corporation, a prenatal and postpartum product Services Company. From 1982 through March 1997, he was affiliated with Diplomat Corporation as its founder, Chairman and Chief Executive Officer. Diplomat was a public company traded on the Nasdaq Stock Market. From 1997 through 2001, he was the Chairman and CEO of the Rose Group Corporation a public company providing prenatal/postpartum products, through electronic e-commerce. Mr. Rose filed for personal bankruptcy in 2001.

         Dr. Nichols is a founder of GRC and is a director and has served as Executive Vice President of Education and Services to us since inception. In 1984, Dr. Nichols received her PhD degree in nursing from the University Of Texas in Austin, with an emphasis in parent child research and child health issues. Her professional appointments include: Coordinator, Maternal-Child Health Graduate Program, Wichita State University, Wichita, KS (1984-1991); Clinical Assistant Professor, Pediatrics, University of Kansas School of Medicine, Wichita, KS (1989-1991); and Visiting Professor (1998) and Professor (1999-present), Georgetown University, Coordinator of Women's Health,(1998-2001) and Coordinator, Summer Genetics Institutes (1999-present).

         Dr. Nichols is President of MCH Consultants (from 1985-present) that specializes in maternal and child health care. She has conducted many research and development studies on maternal and child health products for corporations. She is the author of five professional textbooks and numerous articles in the area of maternal and child health. Dr. Nichols has developed consumer and health professional perinatal education programs for private and government agencies and internationally (China, Dominican Republic, and Mexico).

         Dr. Nichols has served on numerous community and professional Boards in the maternal and child health area. She was President and a board member of LAMAZE International from 1984 through 1991, the National LAMAZE Childbirth Organization headquartered in Washington, D.C. She currently serves On the Executive Board of the Bay Clinic, Inc., a community health Agency for underserved populations in Hawaii.

         Ms. Majeski is a founder of GRC and has acted as our Executive Vice President for Sales and Marketing since formation. She has been actively engaged in the marketing and product development field for over twenty-three years, and has spent the past four years operating her own consulting company. Prior thereto, Ms. Majeski worked for the Rose Group Corporation, a public company providing prenatal/postpartum products, for two years. Her consulting activities focus upon retail, marketing, merchandising and product development services for children's education toys, juvenile accessories and infant and children's apparel. Prior to founding her own consulting company, Ms. Majeski worked for various manufacturers where she was directly responsible for the design, product development, production and merchandising of high-end children's wear apparel lines for the Walt Disney company and affiliated entities thereof.

         We intend to utilize Arnold L. Tanis, M.D., F.A.A.P. as our medical expert on an as needed basis. There are no guarantees or minimums associated with the arrangement. Mr. Tanis is a board certified pediatrician. He has received numerous awards and recognitions and has appeared in multiple network media productions and has published extensively on parenting and childcare topics.

Directors' Remuneration

         Our directors are presently not compensated for serving on the board of directors. It is anticipated they will be and it will be consistent with public companies in the sector and of like size and profit.

Executive Compensation

         No officers or directors of ours received any compensation for services to us during the period November 26, 2002 (Date of Inception) through September 30, 2005.

Employment Agreements

         We have entered into employment agreements with our Chief Executive Officer (Mr. Rose), our Executive Vice President for Education and Services (Dr. Francine Nichols) and our Executive Vice President for Marketing (Lori Majeski).

Stock Option Grants in the past fiscal year

         We have not issued any grants of stock options in the past fiscal year.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of all shares which may potentially be sold in connection with this registration statement, by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:

-------------------------------------------------------------------------------------------
                                                     Number of      Percent        Percent
Name and Address of                                   Shares        Before          After
Beneficial Owner                                     Owned (1)     Offering        Offering
-------------------------------------------------------------------------------------------
Sheldon Rose (2)                                    33,309,645      45.78%            0%
c/o Getting Ready Corporation
8990 Wembley Court
Sarasota, Florida 34238
-------------------------------------------------------------------------------------------
Dr. Francine Nichols (3)                            16,654,822      22.89%            0%
c/o Getting Ready Corporation
8990 Wembley Court
Sarasota, Florida 34238
-------------------------------------------------------------------------------------------
Lori Majeski (4)                                    16,654,822      22.89%            0%
c/o Getting Ready Corporation
8990 Wembley Court
Sarasota, Florida 34238
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
All  Directors  and  Officers  as a  Group  (3      66,619,290      91.57%            0%
Persons)
-------------------------------------------------------------------------------------------

(1) Based on an aggregate of 72,779,918 shares outstanding as of the date hereof.

(2) Includes 8,978,215 shares owned by Mr. Rose's wife, an aggregate of 4,000,000 shares owned by his children and 250,000 shares owned by his brother-in-law.

(3) Includes an aggregate of 4,000,000 shares of common stock owned by Dr. Nichols' family.

(4) Includes an aggregate of 500,000 shares of common stock owned by Ms. Majeski's children.

* Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

                             SELLING SECURITYHOLDERS

The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of the date of this prospectus. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.

                                                                             Number of    Ownership of Shares
                                           Ownership of Shares of Common     Shares       of Common Stock After
                                           Stock Prior to Offering           Offered      Offering
                                           -----------------------------     -------      ---------------------
Selling Shareholder                        Shares (1)     Percentage (1)     Hereby       Shares     Percentage    Notes
-------------------                        ----------     --------------     ------       ------     ----------    -----
Sheldon R. Rose                             20,081,430      27.60%           20,081,430        0              *       (2)
Lola H. Rose                                 8,978,215      12.34%            8,978,215        0              *       (3)
John Maute & Melanie Maute                   2,427,552       1.96%            2,427,552        0              *       (4)
Robert Hyman                                   793,080       1.09%              793,080        0              *
Perry Gordon & Nancy Gordon                    666,193           *              666,193        0              *
Seth Farbman                                 2,775,804       3.82%            2,775,804        0              *
Karen Mullins & David Mullins                1,000,000       1.37%            1,000,000        0              *       (5)
Jocelyn Nicholas & Mark Nicholas             1,000,000       1.37%            1,000,000        0              *       (6)
Jared K. Rose                                1,000,000       1.37%            1,000,000        0              *       (7)
Mona Lichtenstein & Michael Lichtenstein       250,000           *              250,000        0              *       (8)
Francine Nichols                            12,654,822      17.39%           12,654,822        0              *       (9)
Gary E. Nichols                              1,000,000       1.37%            1,000,000        0              *      (10)
David C. Nichols                             1,000,000       1.37%            1,000,000        0              *      (11)
Frances Wood                                   500,000           *              500,000        0              *      (12)
Rex Hensley                                    500,000           *              500,000        0              *      (13)
Abby E. Nichols                                250,000           *              250,000        0              *      (14)
John D. Nichols                                250,000           *              250,000        0              *      (15)
Nicholas R. Nichols                            250,000           *              250,000        0              *      (16)
Robyn C. Pedigo                                250,000           *              250,000        0              *      (17)
Lori Majeski                                16,154,822      22.20%           16,154,822        0              *      (18)
Alexandra L. Stroh                             250,000           *              250,000        0              *      (19)
Carl F. Stroh Jr.                              250,000           *              250,000        0              *      (20)
Lori Ann Hamner                                 10,000           *               10,000        0              *
Sapphire Moon                                    2,500           *                2,500        0              *
Linda K. Brooks                                  5,000           *                5,000        0              *
Katherine Snow-Davis                             2,500           *                2,500        0              *
Clinton E. Hensley                               5,000           *                5,000        0              *
Sherrill S. Bailey                               5,000           *                5,000        0              *
Rebecca Bailey                                   2,500           *                2,500        0              *
Lee & Stephen Flamm                             10,000           *               10,000        0              *
Sherrill H. Erb                                 10,000           *               10,000        0              *
Rose Smith                                       2,500           *                2,500        0              *
Joseph C. Micale                                10,000           *               10,000        0              *
Paul Bellero                                    10,000           *               10,000        0              *
Patricia Samuels                                 5,000           *                5,000        0              *
Wayne Michaud                                   15,000           *               15,000        0              *
Joseph Nicholas                                  3,000           *                3,000        0              *
Stephen Mullins                                  3,000           *                3,000        0              *
Jeremy G. Mullins                                3,000           *                3,000        0              *
Sterling LLC                                    20,000           *               20,000        0              *
Anthony & Teresa Alessandro                     35,000           *               35,000        0              *
Daniel Meadows                                  20,000           *               20,000        0              *
Donald D.Amelio                                 30,000           *               30,000        0              *
James G. Dodrill II                            275,000           *              275,000        0              *      (21)
Steve & Barbara Pearlman                         5,000           *                5,000        0              *
Bradley Rose                                     3,000           *                3,000        0              *
Randall Ewen                                     3,000           *                 3000        0              *
Jenene Danenberg                                 3,000           *                3,000        0              *
Total                                       72,779,918        100%           72,779,918        0              *

1) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.

2) Mr. Rose is our Chairman, CEO and President. Excludes 8,978,215 shares owned by Mr. Rose's wife, an aggregate of 4,000,000 shares owned by his children and 250,000 shares owned by his brother-in-law.

3)    Mrs. Lola Rose is the spouse of Mr. Sheldon Rose, our CEO.

4)    Mrs. Melanie Maute is the daughter of Mr. Sheldon Rose, our CEO.

5)    Mrs. Karen Mullins is the daughter of Mr. Sheldon Rose, our CEO.

6)    Mrs. Jocelyn Nichols is the daughter of Mr. Sheldon Rose, our CEO.

7)    Mr. Jared Rose is the son of Mr. Sheldon Rose, our CEO.

8)    Brother-in-Law and Sister-in-Law of Mr. Sheldon Rose, our CEO.

9) Dr. Francine Nichols is our Executive Vice President of Education & Services and Director. Excludes an aggregate of 4,000,000 shares of common stock owned by Dr. Nichols' family.

10)   Mr. Gary E. Nichols is the son of Dr. Francine Nichols.

11)   Mr. David Nichols is the son of Dr. Francine Nichols.

12)   Mr. Frances Wood is the sister of Dr. Francine Nichols.

13)   Mr. Rex Hensley is the brother of Dr. Francine Nichols.

14)   Ms. Abby Nichols is the granddaughter of Dr. Francine Nichols.

15)   Mr. John Nichols is the grandson of Dr. Francine Nichols.

16)   Mr. Nicholas Nichols is the grandson of Dr. Francine Nichols.

17)   Ms. Robyn C. Pedigo is the granddaughter of Dr. Francine Nichols.

18) Ms. Majeski is our Executive Vice President for Sales & Marketing and Director. Excludes an aggregate of 500,000 shares owned by her children.

19)   Ms. Alexandra L. Stroh is the daughter or Ms. Majeski.

20)   Mr. Carl F. Stroh is the son of Ms. Majeski.

21) Mr. Dodrill serves as our counsel and received his shares as partial payment for preparation of this registration statement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We currently maintain our principal offices at the residence of our Chief Executive Officer, Sheldon Rose. We do not pay any rent for such offices. In connection with the formation of GRC, we issued 33,309,645 shares of our common stock to our Chief Executive Officer, 16,654,822 shares to Lori Majeski, a director and Executive Vice President for Sales and Marketing and our Executive Vice President and 16,654,822 shares to Dr. Francine Nichols, a Director and Executive Vice President of Education and Services. These shares were issued as founder's shares.

         Our Chief Executive Officer, Sheldon R. Rose has loaned us an aggregate of $145,810 to date. Mr. Rose's brother, Steven H. Rose, has loaned us an aggregate of $25,000. These loans bear interest at twelve (12%) percent per annum. The loans are due in December 2005 but we intend to repay them out of any additional financing that we procure. We utilized the proceeds of such loans for costs related to our developmental activities, including, but not limited, to web site development fees, professional costs and computer costs.

                            DESCRIPTION OF SECURITIES

General

         We are authorized to issue two classes of capital stock, consisting of 499,000,000 shares of common stock, $.0001 par value and 1,000,000 shares of Preferred Stock, $.0001 par value. There are 72,779,918 shares of our common stock issued and outstanding. The holders of shares of our common stock are entitled to elect all of the directors and to one vote per share on all matters submitted to shareholder vote. Holders of shares of our common stock do not have preemptive or preferential rights to acquire any shares of our capital stock, and any or all of such shares, wherever authorized, may be issued, or may be reissued and transferred if such shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for consideration and on such terms as our board of directors determines in its discretion without first offering the shares to any shareholder of record. Holders of our common stock are entitled to receive ratably dividends, subject to the rights of the holders of Preferred Stock (if any), as may be declared by our Board of Directors out of funds legally available therefore.

         All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable. Our board of directors has the discretion and may, by adoption of a resolution, designate one or more series of preferred stock and has the power to determine the conversion and/or redemption rights, preferences and privileges of each such series of preferred stock provided that such conversion and/or redemption rights, preferences and privileges of any series of preferred stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued series of preferred stock.

         The transfer agent for our common stock is Island Stock Transfer of St. Petersburg, Florida

Warrants

         We have no warrants currently outstanding. We previously had an aggregate of 793,081 warrants outstanding. Each warrant entitled the holder to purchase one share of common stock at $.045 per share for a period of three years commencing December 12, 2002. Holders of warrants had no voting rights or other rights of shareholders. None of these warrants were exercised and all expired on December 12, 2005.

Market for Common Equity and Related Stockholder Matters


         There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, which is maintained by NASDAQ, our common stock is not currently listed or quoted on any quotation service. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such quotation. Issuers are not charged a fee for this service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

         As of December 6, 2005, there were 48 shareholders of record of our common stock and a total of 72,779,918 shares outstanding. All 72,779,918 shares are being registered in this offering and accordingly there are no outstanding shares at this time that would be subject to Rule 144.

                        DISCLOSURE OF COMMISSION POSITION
                OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Certificate of Incorporation and by-laws include an indemnification provision under which we have agreed to indemnify our directors to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of GRC.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $3.00 per share until our shares are quoted on the Over The Counter Bulletin Board maintained by NASDAQ and thereafter at prevailing market prices or in privately negotiated transactions. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such quotation. Issuers are not charged a fee for this service. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

         We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                                  LEGAL MATTERS

         The Law Office of James G. Dodrill II, P.A. of Boca Raton, Florida will provide an opinion for us regarding the validity of the common stock offered in this prospectus. Mr. James Dodrill received a total of 275,000 shares of our common stock as partial payment for his services in connection with the preparation of this prospectus. We valued such shares at a total of $27,500.

                                     EXPERTS

         The financial statements of Getting Ready Corporation, have been so included in reliance on the reports of Pender Newkirk & Company, Certified Public Accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Getting Ready Corporation and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D. C. 20549, at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Getting Ready Corporation, 8990 Wembley Court, Sarasota, FL 34238, Attention: Sheldon Rose, CEO.

         Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                            Getting Ready Corporation
                        (A Development Stage Enterprise)

                For the Years Ended September 30, 2005 and 2004,
              and the Period November 26, 2002 (Date of Inception)
                           through September 30, 2005

             Report of Independent Registered Public Accounting Firm

                            Getting Ready Corporation
                        (A Development Stage Enterprise)

                              Financial Statements

                For the Years Ended September 30, 2005 and 2004,
              and the Period November 26, 2002 (Date of Inception)
                           through September 30, 2005

Contents

Report of Independent Registered Public Accounting Firm on Financial Statements

Financial Statements:

Balance Sheet
Statements of Operations
Statements of Changes in Stockholders' (Deficit) Equity
Statements of Cash Flows
Notes to Financial Statements

             Report of Independent Registered Public Accounting Firm

Board of Directors
Getting Ready Corporation
(A Development Stage Enterprise)
Sarasota, Florida

We have audited the accompanying balance sheet of Getting Ready Corporation (a development stage enterprise) as of September 30, 2005 and the related statements of operations, changes in stockholders' (deficit), and cash flows for the years ended September 30, 2005 and 2004 and the period from November 26, 2002 (Date of Inception) through September 30, 2005. These financial statements are the responsibility of the management of Getting Ready Corporation. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Getting Ready Corporation as of September 30, 2005 and the results of its operations and its cash flows for the years ended September 30, 2005 and 2004 and the period from November 26, 2002 (Date of Inception) through September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company incurred a net loss of $230,800 during the year ended September 30, 2005, has an accumulated deficit of $588,528 and has negative working capital of $237,028 at September 30, 2005 and has not realized any revenue. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
December 12. 2005

                            Getting Ready Corporation
                        (A Development Stage Enterprise)

                                  Balance Sheet

                               September 30, 2005

Assets
Current assets:
      Cash                                                                $     159
                                                                          ---------
Total current assets                                                            159
                                                                          ---------
Furniture and equipment, net of accumulated depreciation of $2,314            1,903
Web site development costs                                                    6,294
                                                                          ---------
                                                                          $   8,356
                                                                          =========
Liabilities and Stockholders' Deficit
Current liabilities:
      Accounts payable                                                    $  47,735
      Accrued interest                                                       26,329
      Due to related party                                                      510
      Notes payable, related party                                          170,810
                                                                          ---------
Total current liabilities                                                   245,384

Stockholders' deficit:
      Preferred stock; $.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding

      Common stock; $.0001 par value; 499,000,000 shares authorized;
         72,334,419 shares issued and outstanding                             7,233
      Additional paid in capital                                            344,267
      Deficit accumulated during development stage                         (588,528)
                                                                          ---------
Total stockholders' deficit                                                (237,028)
                                                                          ---------
                                                                          $   8,356
                                                                          =========

The accompanying notes are an integral part of the financial statements.

                            Getting Ready Corporation
                        (A Development Stage Enterprise)

                            Statements of Operations

                                                                                                     Period November 26,
                                                                   Years Ended                    2002 (Date of Inception)
                                                                  September 30,                     through September 30,
                                                       ----------------------------------         ------------------------
                                                            2005                 2004                        2005
Operating costs                                        $     19,849          $      7,637               $     37,988
Amortization and depreciation                                10,322                10,323                     24,337
Insurance                                                     2,021                 6,533
Travel                                                        9,802                 3,942                     22,467
Printing fees                                                 3,079                 3,079
Office expenses                                               2,607                11,134                     17,598
Offering cost expense                                       100,392               100,392
Consulting expenses                                           1,645               202,707                    204,352
Professional fees                                            73,293                72,161                    145,453
                                                       ------------          ------------               ------------
                                                            217,910               313,004                   562,199

Interest expense                                             12,890                11,539                     26,329
                                                       ------------          ------------               ------------

Net loss                                               $   (230,800)         $   (324,543)              $   (588,528)
                                                       ============          ============               ============

Net loss per share                                     $       (.00)         $       (.01)              $       (.01)
                                                       ============          ============               ============

Weighted average number of
     common shares                                       75,557,743            62,277,701                 65,381,904
                                                       ============          ============               ============

The accompanying notes are an integral part of the financial statements.

                            Getting Ready Corporation
                        (A Development Stage Enterprise)

                Statements of Changes in Stockholders' (Deficit)

            For the Years Ended September 30, 2005 and 2004, and the
              Period November 26, 2002 (Date of Inception) through
                               September 30, 2005

                                       Common Stock                                            Prepaid
                                                                                Deficit       Services
                                                                              Accumulated       Paid
                                                               Additional        During         With
                                                                 Paid in       Development     Common        Stock
                                  Shares          Amount         Capital          Stage         Stock       Payable       Total
                                ----------    ------------    ------------    ------------    ---------    ---------    ---------
Issuance of common stock to
founders at par, November
2002                            55,516,075    $      5,552    $      (5,552)            --          --            --           --

Authorization of stock to
founder at par, November
2002                                    --              --          (1,110)             --           --    $   1,110           --

Issuance of common stock
for cash, December 2002*         1,586,161             159          49,841              --           --           --    $  50,000

Net loss                                                                      $    (33,185)                               (33,185)
                                ----------    ------------    ------------    ------------    ---------    ---------    ---------

Balance, September 30, 2003     57,102,236    $      5,711    $     43,179    $    (33,185)          --    $   1,110    $  16,815

Issuance of common stock
for cash, January 2004*            634,471              63          19,937              --           --           --       20,000

Issuance of common stock
for cash, May 2004 ($.009
per share)                         444,129              44           3,956              --           --           --        4,000

Issuance of common stock
for cash, May 2004*                222,064              22           6,978              --           --           --        7,000

Issuance of common stock
for services, June 2004*         2,775,804             278          87,222              --    $ (72,917)          --       14,583

Issuance of common stock
for services, July 2004*         5,925,000             593         177,157              --           --           --      177,750

Issuance of common stock to
founder at par, July 2004       11,103,215           1,110              --              --           --       (1,110)          --

Amortization of prepaid
services paid with common
stock                                   --              --              --              --       43,750           --       43,750

Net loss                                                                          (324,543)                              (324,543)
                                ----------    ------------    ------------    ------------    ---------    ---------    ---------
Balance, September 30, 2004     78,206,919    $      7,821    $    338,429    $   (357,728)   $ (29,167)          --    $ (40,645)

Amortization of prepaid
services paid with common
stock                                   --              --              --              --       29,167           --       29,167

Termination of agreement
and return of common stock
issued for services, April
2005                            (5,925,000)           (593)            593              --           --           --           --

Issuance of common stock
for cash, May 2005 ($.10
per share)                          42,500               4           4,246              --           --           --        4,250

Issuance of common stock
for cash, June 2005 ($.10
per share)                          10,000               1             999              --           --           --        1,000

Net loss                                                                          (230,800)                              (230,800)
                                ----------    ------------    ------------    ------------    ---------    ---------    ---------
Balance, September 30, 2005     72,334,419    $      7,233    $    344,267    $   (588,528)   $      --           --    $(237,028)

*     Common stock issued at $0.032 per share

The accompanying notes are an integral part of the financial statements.

                            Getting Ready Corporation
                          (A Development Stage Company)

                            Statements of Cash Flows

                                                                                         Period
                                                                                      November 26,
                                                                                     2002 (Date of
                                                       Years Ended                  Inception) through
                                                      September 30,                   September 30,
                                                    2005         2004                     2005
Operating activities
Net Loss                                         $(230,800)   $(324,543)              $(588,528)
Adjustments to reconcile net loss to net
   cash (used) by operating activities
Common stock issued for services                    29,167      236,083                 265,250
Write off deferred offering costs                  100,392      133,850
Amortization of discount on notes payable           (4,804)       4,804
Depreciation and amortization                       10,322       10,323                  24,337
(Increase) decrease in prepaid expenses                250         (250)
Increase (decrease) in:
     Accounts payable                               40,509        7,226                  47,735
     Accrued interest                               17,694        6,735                  26,329
                                                 ---------    ---------               ---------
Total adjustments                                  193,530      264,921                 497,501
     Net cash (used) by operating activities       (37,270)     (59,622)                (91,027)
                                                 ---------    ---------               ---------

Investing activities
Purchase of furniture and fixtures
     Net cash (used) by operating activities                       (600)                 (4,217)
                                                 ---------    ---------               ---------
                                                                   (600)                 (4,217)
                                                 ---------    ---------               ---------
Financing activities
Advances from a related party                          510
Increase in deferred offering costs                (10,361)     (56,573)               (133,850)
Proceeds from issuance of common stock               5,250       31,000                  86,250
Proceeds from issuance of notes payable             38,500       89,810                 142,493
                                                 ---------    ---------               ---------
     Net cash provided by operating activities      33,389       64,237                  95,403
                                                 ---------    ---------               ---------

NET (DECREASE) INCREASE IN CASH                     (3,881)       4,015                     159

CASH AT BEGINNING OF YEAR/PERIOD                     4,040           25

CASH AT END OF YEAR/PERIOD                       $     159    $   4,040               $     159
                                                 ---------    ---------               ---------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid for interest                           $       0    $       0               $       0
                                                 =========    =========               =========

During the year ended September 30, 2005, the Company and Cornell Capital Partners, LP cancelled an agreement, which resulted in the removal of a $300,000 note payable, the related discount of $86,466 and the deferred offering costs of $213,534.

During the period November 26, 2002 (Date of Inception) through September 30, 2005, a stockholder contributed web site development costs of $28,318 in exchange for a note payable.

During the year ended September 30, 2004 and the period November 26, 2002 (Date of Inception) through September 30, 2005, the Company recognized $72,917 of prepaid consulting expenses in exchange for common stock.

    The accompanying notes are an integral part of the financial statements.

                            Getting Ready Corporation
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended September 30, 2005 and 2004
                      And For the Period November 26, 2002
                 (Date of Inception) through September 30, 2005

1. Background Information

Getting Ready Corporation (the "Company") is a development stage enterprise that was incorporated under the laws of the State of Delaware on November 26, 2002.

To date, the Company's activities have been limited to raising capital, organizational matters, and the structuring of its business plan. The corporate headquarters are located in Sarasota, Florida. The Company's planned line of business will be to offer prenatal, childbirth, postpartum and parenting services to women and their families via education, counseling, support services and products for women and infants that promote a healthy pregnancy, birth, postpartum and early parenting period.

The Company plans to accomplish these objectives by opening a "Mothers Supercare Center" which provides the above services in a shopping mall environment and to offer franchise opportunities for others to duplicate the concept.

2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the years ended September 30, 2005 and 2004, and the period November 30, 2002 (Date of Inception) through September 30, 2005, the Company has had a net loss of $230,800, $324,543 and $588,528, respectively and negative working capital of $237,028 at September 30, 2005. As of September 30, 2005, the Company has not emerged from the development stage. In view of these matters, recoverability of recorded fixed assets, intangible assets, and other asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities and loans from related parties. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

3. Significant Accounting Policies

The significant accounting policies followed are:

      The  preparation  of financial  statements in conformity  with  accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash equivalents consist of all highly liquid debt instruments purchased with a maturity of three months or less. All cash is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.

      The Company's financial instruments include cash, accounts payable and notes payable. The carrying amounts of these financial instruments approximate their fair value, due to the short-term nature of these items. The carrying amount of the notes payable approximates their fair value due to the use of market rates of interest.

      Furniture and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives, principally three to five years. Accelerated methods are used for tax depreciation. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When furniture and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

      The Company has incurred deferred offering costs in connection with raising additional capital through the sale of its common stock. These costs have been capitalized and will be charged against additional paid-in capital should common stock be issued for cash. If there is no issuance of common stock, the costs incurred will be charged to operations.

      The fair value of warrants is determined using the Black-Scholes method. The fair values ascribed to warrants that are used in connection with financing arrangements and professional service agreements (note 9) are amortized over the expected life of the underlying debt or the term of the agreement.

      The Company follows the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which establishes accounting standards for the impairment of long-lived assets such as property, plant and equipment and intangible assets subject to amortization. The Company reviews long-lived assets to be held-and-used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset. For the periods presented there was no impairment recorded related to these long-lived assets.

      The Company capitalized the purchase of a domain name and development of a web-site according to EITF 00-2 and SOP 98-1. These costs were incurred for the application, graphics and infrastructure development. Future costs for the operation of the web-site will be expensed as incurred.

      Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse Deferred tax assets and liabilities are classified as current or non-current, depending on the classification of the assets or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The principal types of temporary differences between assets and liabilities for financial statements and tax return purposes are set forth in Note 11.

      The Company issues shares of common stock in exchange for consulting and other services. The valuation of common stock issused for services is based upon either the value of the services rendered or the fair value of the stock, whichever is more readily determinable.

      Basic and diluted earnings per share are computed based on the weighted average number of common stock outstanding during the period. Common stock equivalents are not considered in the calculation of diluted earnings per share for the periods presented because their effect would be anti-dilutive.

During May 2005, the Financial Accounting Standards Board issued Statement No. 154, "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3". This statement requires retrospective application to prior periods' financial statements of voluntary changes in accounting principals and is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, which would be the fiscal year ended September 30, 2007 for Getting Ready Corporation.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the second quarter of fiscal year 2006. Management is currently in the process of assessing the implications of this revised standard.

4. Furniture and Equipment

As of September 30, 2005, furniture and equipment consist of:

            Furniture and Equipment          $     3,917
            Software                                 300
                                             -----------
                                                   4,217
            Less accumulated depreciation         (2,314)
                                             $     1,903

Depreciation expense for the year ended September 30, 2005 and 2004, and the period November 26, 2002 (date of inception) through September 30, 2005, was $884, $883 and $2,314, respectively.

5. Web site development costs

Web site development costs consist of $28,318 capitalized costs and amortization expense for the year ended September 30, 2005 and 2004, and the period November 26, 2002 (date of inception) through September 30, 2005, was $9,439, $9,440 and $22,024, respectively.

6. Notes Payable

Notes payable consist of the following at September 30, 2005:

Notes payable to a stockholder; 12% interest; interest only payments due monthly; with principal and unpaid interest due December 31, 2005;
unsecured                                                               $145,810

Notes payable to a related party; 12% interest; interest only payments due monthly; with principal and unpaid interest due December 31, 2005;
unsecured                                                                 25,000
                                                                       ---------

                                                                         170,810
                                                                       =========

The aggregate principal maturing in subsequent years as of September 30, 2005 are:

September 30,
     2005                                                              $ 170,810
                                                                       =========

The terms of the above notes payable to a stockholder and a related party are not necessarily indicative of the terms that would have been incurred had comparable agreements been made with independent parties.

7. Common Stock Issued to Founder

In July 2004, the Company issued stock to the chief officer of the Company. This stock had been authorized by the Board of Directors at the founding of the Company in November 2002 but not issued at that time. The number of shares authorized was 1,000,000 shares at $0.01 par value (pre-split) or 11,103,215 shares at $.0001 per share after the split.

8. Private Placement Offering

In December 2003, the Company authorized a private placement offering of its common stock of up to 2,800,000 shares at $0.50 per share (the "Offering") (pre-split amounts). The Company did not issue any shares of common stock related to the Offering. Effective May 2004, the Company cancelled the Offering in order to pursue the filing of Form SB-2 with the Securities and Exchange Commission.

The Company issued 1,586,161 shares of common stock through September 30, 2003 to willing investors and realized proceeds of $50,000. For the year ended September 30, 2004, the Company issued 1,300,664 shares of common stock to willing investors and realized proceeds of $31,000. For the year ended September 30, 2005 and 2004, the company issued 52,500 and 634,471 shares of common stock and realized proceeds of $5,250 and $20,000, respectively.

9. Warrants

The following table summarizes information about warrants outstanding and exercisable as of September 30, 2005:

                                         Outstanding Warrants                                      Exercisable Warrants
                        ------------------------------------------------         ---------------------------------------------------
                         Number of              Weighted        Weighted            Weighted             Number of          Weighted
                        Underlying              Average         Average             Average                Shares            Average
 Exercise Price           Shares             Remaining Life      Price           Remaining Life          Exercisable          Price
     $0.045               793,081              .21 years       $  0.045            .21 years               793,081          $  0.045

10. Commitments and Contingencies

In June 2004, the Company entered into a six month agreement to be provided legal consulting services in exchange for 2,775,804 shares of the Company's restricted common stock. As of September 30, 2004, the Company had issued the 2,775,804 shares of restricted common stock valued at $87,500, of which the Company has recognized $29,167 and $58,333 as expense for the years ended September 30, 2005 and 2004, respectively.

On June 4, 2004, the Company entered into a consulting agreement with Cornell Capital Partners, LP ("Cornell") whereby Cornell would provide general advisory services to the Company for the purpose of strategic planning and assistance with mergers and acquisitions. The Company paid Cornell an initial fee of $25,000 upon the execution of the agreement with another $25,000 payment due upon the filing of a Registration Statement with the Securities and Exchange Commission. In addition, Cornell will receive $10,000 for structuring fees and $2,500 in fees for due diligence for a commitment to purchase up to $10,000,000 of the Company's common stock over a period of two years. Cornell will also receive compensation in the amount of five percent of the gross proceeds raised by Cornell. In addition, upon closing the transaction, the Company issued Cornell a non-interest bearing debenture equal to $300,000 for fees, which is recorded net of imputed interest discount as a note payable on the balance sheet. Effective March 2005, the Company and Cornell mutually agreed to terminate the June 4, 2004 agreement and all the respective rights and obligations contained therein and to terminate the non-interest bearing debenture.

The Company has an informal consulting arrangement with a physician to provide medical advice on an as needed basis. There is no fee guarantee or minimums associated with this agreement.

During July 2004, the Company entered into three-year employment agreements with each of our three executive officers, which will be effective on the date that the Company begins trading. They each will receive a salary of $100,000 per year. If our revenues, during year one of the agreements exceed $1.1 million, each of the three employees will receive $25,000 bonuses. If our revenues during year two exceed $7.3 million, each of the three employees will receive $75,000 bonuses. If our revenues during year three exceed $17.6 million, each of the three employees will receive $100,000 bonuses. They also are entitled to a car allowance of $700 per month and reimbursement for business expenses incurred by them.

During July 2004, the Company signed an agreement with Celerity Systems, Inc. to provide managerial consulting services on a month to month basis. During July 2004, the Company issued 5,925,000 shares of common stock as payment for these services per the agreement. In April 2005, the Company and Celerity Systems, Inc. mutually agreed to terminate the 2004 agreement and all the respective rights and obligations contained therein and to return for cancellation the 5,925,000 shares of common stock.

11. Income Taxes

Deferred taxes are recorded for all existing temporary differences in the Company's assets and liabilities for income tax and financial reporting purposes. Due to the valuation allowance for deferred tax assets, as noted below, there was no net deferred tax benefit or expense for the year ended September 30, 2005 and 2004, the period November 26, 2002 (date of inception) through September 30, 2005.

Reconciliation of the federal statutory income tax rate of 34 percent to the effective income tax rate is as follows:

                                                                    Period
                                                                 November 26,
                                          Year Ended             2002 (Date of
                                         September 30,        Inception) through
                                -------------------------        September 30,
                                    2005             2004            2005
                                -------------------------     ----------------
Federal statutory income
    tax rate                      (34.0)%        (34.0)%            (34.0)%
                                  -----          -----              -----
State income taxes, net of
    tax benefit                    (3.5)%         (3.5)%             (3.5)%
Deferred tax asset valuation
    allowance                      37.5%          37.5%              37.5%
                                  -----          -----              -----

Effective rate                      0.0%           0.0%               0.0%
                                  -----          -----              -----


Deferred tax asset and liability components as are as follows:

       Net deferred tax assets:
                Other                                               $     9,200
            Capitalized start up costs                                  210,400
                                                                    -----------
                                                                        219,600
        Valuation allowance                                            (219,600)
                                                                    ------------
        Net deferred income taxes                                   $         0
                                                                    ===========

Since management of the Company believes it is more likely than not that the net deferred tax asset will not provide future benefit, the Company has established a 100 percent valuation allowance on the net deferred tax asset as of September 30, 2005.

12. Other Related Party Transactions

During the period November 26, 2002 (date of inception) to September 30, 2005, the Company owed $510 to a related company for reimbursement for certain expenses paid on behalf of the Company. This amount is unsecured and non-interest bearing.

The Company's corporate offices are located within a stockholder's home and due to the minimal amount of space necessary; the fair value of the rental contribution has not been accrued.

The terms and amounts of the above transactions are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

13. Authorized Shares and Stock Split

During July 2004, the Company's board of directors approved a proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 499,000,000 shares, change the par value of the common stock $.001 to $.0001 per share and to authorize 1,000,000 shares of blank check preferred stock, par value $.0001 per share. The Company's directors also approved an 11.103215 to 1 stock split to holders of record on July 30, 2004. Accordingly, all references to number of shares in these financial statements have been adjusted to reflect the stock split on a retroactive basis.

14. Subsequent Events

Subsequent to year end, the Company issued 170,500 shares of restricted common stock to qualified investors. These shares were valued at fair market value of $.10 per share for a total of $17,050 of cash.

Subsequent to year end, the Company entered into an agreement with an attorney to serve as corporate and securities counsel for the Company. In exchange for these services, he is to receive cash in the amount of $20,000 and 250,000 shares of common stock.

         No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Legend Motors. This prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

Until _________ __, 2006 (90 days after the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   ----------

                   TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Prospectus Summary                                                            3
The Offering                                                                  4
Summary Financial Data                                                        5
Risk Factors                                                                  6
Forward-Looking Statements                                                   12
Penny Stock Regulations                                                      13
Use of Proceeds                                                              14
Determination of Offering Price                                              14
Dividend Policy                                                              14
Management's Plan of Operation                                               15
Business                                                                     20
Management                                                                   30
Principal Security holders
Selling Security holders                                                     33
Certain Relationships and Related
Transactions                                                                 34
Description of Securities                                                    35
Indemnification                                                              36
Plan of Distribution                                                         37
Legal Matters                                                                38
Experts                                                                      38
Where You Can Find More
Information                                                                  39
Financial Statements                                                        F-1

                                   ----------

                                December __, 2005

                           ---------------------------

                            Getting Ready Corporation




                                72,779,918 SHARES




                                   ----------

                                   PROSPECTUS

                                   ----------



                           ---------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Certificate of Incorporation and by-laws include an indemnification provision under which we have agreed to indemnify our directors to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of GRC.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the Common Stock being registered.

SEC registration fee                                                  $   778.75
Legal fees and expenses                                               $67,500.00
Accounting fees and expenses *                                        $ 3,000.00
Miscellaneous                                                         $ 4,000.00
                                                                      ----------
Total                                                                 $75,278.75

* estimated

                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

            The following information is furnished with regard to all securities sold by Getting Ready Corporation within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. All purchasers have represented to the company that they are accredited investors and all certificates were issued with a restrictive legend thereon. None of the foregoing transactions involved a distribution or public solicitation or offering. There were no underwriting discounts or commissions paid in connection with the sale of these securities. Except as noted, all share numbers and related information give effect to the Company's 11.103125 for 1 stock split effective in July 2004.

         In May 2004, we issued Perry and Nancy Gordon an aggregate of 666,193 shares of common stock at $.0495 per share.

          In May 2004, we issued Seth Farbman 2,775,804 shares of common stock for consulting services rendered.

Name                              Date of Transaction     Number of Shares      Price
----                              -------------------     ----------------      -----
Rebecca Bailey                                4/11/05                2,500       $250
Lee & Stephen Flamm                           4/11/05               10,000     $1,000
Sapphire Moon                                 4/11/05                2,500       $250
Lori Ann Hamner                               4/14/05               10,000     $1,000
Katherine Snow-Davis                          4/15/05                2,500       $250
Linda K. Brooks                               4/20/05                5,000       $500
Clinton E. Hensley                             5/4/05                5,000       $500
Sherrill S. Bailey                             5/4/05                5,000       $500
Sherrill H. Erb                               5/27/05               10,000     $1,000
James G. Dodrill II                           10/3/05              275,000          *
Daniel Meadows                               10/15/05               20,000     $2,000
Donald D.Amelio                              10/12/05               30,000     $3,000
Sterling LLC                                 10/17/05               20,000     $2,000
Anthony & Teresa Alessandro                  10/17/05               35,000     $3,500
Rose Smith                                   11/22/05                2,500       $250
Wayne Michaud                                11/23/05               15,000     $1,500
Joseph C. Micale                             11/24/05               10,000     $1,000
Paul Bellero                                 11/26/05                1,000       $100
Patricia Samuels                             11/26/05                5,000       $500
Joseph Nicholas                              11/26/05                3,000       $300
Stephen Mullins                              11/27/05                3,000       $300
Jeremy G. Mullins                            11/27/05                3,000       $300
Steve & Barbara Pearlman                     12/05/05                5,000       $500
Bradley Rose                                 12/05/05                3,000       $300
Randall Ewen                                 12/05/05                3,000       $300
Jenene Danenberg                             12/05/05                3,000       $300

* paid for with services rendered which we have valued at $27,500.

                                ITEM 27. EXHIBITS

Exhibit Number             Description

3.1(a)   Certificate of Incorporation of Getting Ready Corporation*

3.1(b) Certificate of Amendment of Certificate of Incorporation of Getting Ready Corporation.*

3.2      Bylaws of Getting Ready Corporation *

5.1 Opinion of Law Office of James G. Dodrill II, P.A. as to legality of securities being registered+

10.4     Employment Agreement with Sheldon R. Rose *

10.5     Employment Agreement with Dr. Francine Nichols *

10.6     Employment Agreement with Lori Majeski *

10.7     Promissory Note in favor of Sheldon R. Rose

23.1     Consent of Pender Newkirk & Company

23.2     Consent of James G. Dodrill II, P.A. (included in Exhibit 5.1)


* previously filed with Registrant's Form SB-2 Registration Statement filed on September 15, 2004

+to be filed by amendment.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

                  iii. Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sarasota state of Florida on December 20, 2005.

                            GETTING READY CORPORATION

                                            By: /s/ Sheldon R. Rose
                                                --------------------------------
                                                Sheldon R. Rose
                                                Chief Executive Officer, and
                                                Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 20, 2005.

                                            By: /s/ Sheldon Rose
                                                --------------------------------
                                                Sheldon R. Rose
                                                Chief Executive Officer,
                                                Principal Accounting Officer and
                                                Director

                                            By: /s/ Francine Nichols
                                                --------------------------------
                                                Francine Nichols
                                                Director

                                            By: /s/ Lori Majerski
                                                --------------------------------
                                                Lori Majerski
                                                Director

                                      II-1